Exhibit 1.1

VANCEINFO TECHNOLOGIES INC.

7,650,000 Ordinary Shares (par value US$0.001 per share)

Each represented by American Depositary Shares

UNDERWRITING AGREEMENT

New York, New York

[•], 2007

Citigroup Global Markets Inc.

388 Greenwich Street,

New York, New York 10013

and

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

4 World Financial Center,

New York, New York 10080

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

VanceInfo Technologies Inc. an exempted company with limited liability organized under the laws of the Cayman Islands (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representatives”) are acting as representatives, 6,300,000 ordinary shares, par value US$0.001 per share (“Ordinary Shares”), of the Company, and the persons named in Schedule II hereto (collectively, the “Selling Shareholders”) propose to sell to the several Underwriters 1,350,000 Ordinary Shares (said shares to be issued and sold by the Company and shares to be sold by the Selling Shareholders collectively being hereinafter called the “Underwritten Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,147,500 additional Ordinary Shares to cover over-allotments, if any (the “Option Shares” and together with the Underwritten Shares, the “Shares”).

The Representatives have also advised the Company that the Underwriters may elect to cause the Company to deposit on their behalf all or any portion of the Ordinary Shares to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of [•] (the “Deposit Agreement”), to be entered into among the Company, JPMorgan Chase Bank N.A., as depositary (the “Depositary”) and all holders from time to time of American Depositary Shares (the “ADSs”). Upon deposit of any Ordinary Shares, the Depositary will issue the ADSs representing the Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent one Ordinary Share and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Securities”, “Option Securities” and “Securities” (as defined in Section 23 below) shall be deemed to refer, respectively, to Underwritten Shares, Option Shares and Shares as well as, in each case, to any ADSs representing such securities and the ADRs evidencing such ADSs.

As part of the offering contemplated by this Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) has agreed to reserve out of the Securities set forth opposite its name on the Schedule II to this Agreement, up to [•] Securities, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Preliminary Prospectus and the Prospectus (each as defined in Section 23 below) under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Merrill Lynch pursuant to the Directed Share Program (the “Directed Shares”) will be sold pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 9:00 A.M. New York City time on the Business Day (as defined in Section 23 below) following the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Preliminary Prospectus and the Prospectus.

The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Agreement are defined in Section 23 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission (as defined in Section 23 below) a registration statement (file number 333-147601) on Form F-1, including a related preliminary prospectus, for registration under the Act (as defined in Section 23 below) of the offering and sale of the Securities. Such Registration Statement (as defined in Section 23 below), including any amendments thereto filed prior to the Execution Time (as defined in Section 23 below), has become effective. The

Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b) under the Act. As filed, such final prospectus shall contain all information with respect to the Underlying Shares (as defined in Section 23 below) and the offering thereof in the form of ADSs required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as defined in Section 23 below)) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date (as defined in Section 23 below), the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) under the Act and on the Closing Date (as defined in this Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) under the Act and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(c) The Company, together with the Depositary, has filed with the Commission a registration statement (file number 333-147602) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. The Company together with the Depositary may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement (as defined in Section 23 below) at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) The Registration Statement, the ADR Registration Statement, the Preliminary Prospectus and the Prospectus, and the filing of the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus and the Prospectus with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADR Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(e) Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(f) The Deposit Agreement, the ADSs and the ADRs conform as to legal matters to the description thereof contained in the Disclosure Package (as defined in Section 23 below) and the Prospectus.

(g) Except as disclosed in the Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in the PRC or the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (A) the delivery of the Ordinary Shares in the manner contemplated by this Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the Securities, as the case may be, as contemplated herein.

(h) Except as described in the Disclosure Package and the Prospectus, no subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, provided that any such repayment or transfer shall be in accordance with applicable PRC foreign exchange regulations.

(i) All dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands laws and regulations be paid in cash to the Depositary and to the holders of Securities, as the case may be, may be freely transferred out of the Cayman Islands and may be freely converted into U.S. dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the Cayman Islands. Except as otherwise described in the Disclosure Package and the Prospectus, under the current laws and regulations of the PRC (as defined in Section 23 below), (i) all dividends and other distributions declared and payable in cash on the equity interests in the Company’s subsidiaries in the PRC may be freely transferred, directly or indirectly, out of the PRC and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the PRC; and (ii) all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the PRC.

(j) The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2007, and has no plan or intention to conduct its business in a manner that could be expected to result in the Company becoming a PFIC in the future.

(k)(i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(l)(i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer. Neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, Free

Writing Prospectuses (as defined in Section 23 below) pursuant to Rules 164 and 433 under the Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Free Writing Prospectuses identified in Schedule III hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any Free Writing Prospectus. The Company agrees and understands that the content of all “road shows” (as defined in Rule 433 under the Act) relating to the offering of the Securities contemplated by this Agreement is solely the property of the Company and the Company has caused there to be made available at least one version of a broadly available road show in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any electronic road show.

(m) Each Issuer Free Writing Prospectus (as defined in Section 23 below), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADR Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the ADR Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

The representations and warranties in this Section 1(i)(n) above do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(n) The subsidiaries listed on Annex A attached hereto include all significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X under the Act (the “Significant Subsidiaries”). Each of the Company and its Significant Subsidiaries (i) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except (A) that (x)  is currently in the process of being liquidated; (y) the Company plans to liquidate Beijing Prosoft Software Technology Co., Ltd. in the near future; and (z) Worksoft Information Technology Limited (“Worksoft Tianjin”) has just received its certificate of approval and business license, and is in the process of making various filings with relevant PRC government authorities, and (B) to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(o) The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Disclosure Package and the Prospectus. As of the date hereof, the Company has authorized and outstanding capitalization as set forth under the headings “Capitalization” and “Description of Share Capital” in the Preliminary Prospectus and the Prospectus, and upon the issuance and sale of the Underwritten Securities, the Company shall have an authorized and outstanding capital as set forth in the Prospectus under the column headed “As Adjusted” in the table in the “Capitalization” section.

(p) All outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, are, and, when the Securities have been, issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement on the Closing Date, such Securities will have been validly issued, fully paid and nonassessable and will conform to the information in the Disclosure Package and to the description of such Securities contained in the Prospectus. Immediately upon the consummation of the offering on the Closing Date, all outstanding warrants to purchase Series B-3 preferred shares shall have been exercised and all outstanding Series A, Series B-1, Series B-2 and Series B-3 preferred shares of the Company shall have been converted into Ordinary Shares in the manner described in the Disclosure Package and the Prospectus.

(q) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(r) All the outstanding shares of capital stock of each subsidiary (except for Shanghai Megainfo Tech Co., Ltd. (“Megainfo”) as described in paragraph (i)(s) below in this Section and Worksoft Tianjin as described in this paragraph (i)(r)) have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances. The registered capital of Worksoft Tianjin has not been fully paid and, pursuant to relevant PRC laws, 20% of such registered capital in the amount of US$1,600,000 may be paid on or prior to February 15, 2008, which is three months after the issue date of its business license, and the remaining 80% in the amount of US$6,400,000 may be paid on or prior to November 15, 2009, which is two years after the issue date of its business license.

(s) All the equity interests in Shanghai Megainfo Tech Co., Ltd. (“Megainfo”), a variable interest entity of the Company under the U.S. generally accepted accounting principles, are owned by Mr. Ming Zhao. Except for (i) an exclusive technology development and consultation agreement among VanceInfo Creative Software Technology Ltd. (“VanceInfo Beijing”), Megainfo and Mr. Ming Zhao, (ii) an equity pledge by Mr. Ming Zhao of a 100% equity interest in Megainfo owned by him to VanceInfo Beijing to guarantee the performance his and Megainfo’s obligations under the exclusive technology development and consultation agreement, (iii) an irrevocable call option granted by Mr. Ming Zhao to VanceInfo Beijing or its designated person to purchase all or part of the equity interests in Megainfo, and (iv) an irrevocable power of attorney executed by Mr. Ming Zhao, such equity interests of Megainfo are free and clear of any security interests, claims, liens or encumbrances.

(t) The shareholders of the Company have no preemptive rights with respect to the Securities, and none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been issued in violation of any preemptive or similar rights of any security holder; the Securities to be sold by the Company, when issued and delivered against payment therefor pursuant to this Agreement and the Deposit Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all Federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right;

upon payment of the purchase price in accordance with this Agreement on the Closing Date, the Depositary or its nominee, as the registered holder of the Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the Disclosure Package and the Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of the Securities under the laws of the Cayman Islands or the United States, as the case may be; the Shares represented by the ADSs may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the ADSs as contemplated by the Deposit Agreement.

(u) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(v) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(w) This Agreement has been duly authorized, executed and delivered by the Company.

(x) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company.

(y) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) subject to the risks and uncertainties relating to the M&A Rules and Clarifications (as defined below) as disclosed in the Disclosure Package and the Prospectus, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except for, in the case of (ii) and (iii) above, such conflict, breach or violation that would not have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereunder.

(z) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X, and present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act.

(aa) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise) or in the prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries, taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of shares of its capital stock, (D) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, and (E) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary that would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(bb) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc) The Company and its subsidiaries have good title to all properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Prospectus or statutory restrictions imposed by PRC law, or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(dd) Neither the Company nor any of its Significant Subsidiaries is in violation or default of (i) any provision of its organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not have a Material Adverse Effect and except as otherwise disclosed in the Disclosure Package and the Prospectus.

(ee) Deloitte Touche Tohmatsu CPA Ltd., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(ff) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse

Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as otherwise disclosed in the Disclosure Package and the Prospectus, all local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of its subsidiaries as described in the Disclosure Package and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(gg) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s best knowledge, is threatened or imminent that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh) Except as set forth in the Disclosure Package and the Prospectus, the Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ii) Except as described in paragraph (i)(n) above in this Section, the Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(jj) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(kk) The Company and its Significant Subsidiaries’ internal accounting controls are, or upon consummation of the offering of the Securities will be, overseen by the audit committee of the Board of Directors of the Company in accordance with the rules of the New York Stock Exchange. The Board of Directors of the Company has confirmed to the chief executive officer and chief financial officer that, except as set forth in the Disclosure Package and the Prospectus, the Board of Directors is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event (as defined below). Except as set forth in the Disclosure Package and the Prospectus, the Company has not publicly disclosed or reported to the audit committee or the Board of Directors a significant deficiency, material weakness, change in internal accounting controls or fraud involving management or other employees who have a significant role in internal accounting controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the securities laws, or any matter that, if determined adversely, would have a Material Adverse Effect.

(ll) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(mm) The exclusive technology development and consultation agreement among VanceInfo Beijing, Megainfo and Mr. Ming Zhao, the pledge by Mr. Ming Zhao of a 100% equity interest in Megainfo held by him to VanceInfo Beijing to guarantee the performance of his and Megainfo’s obligations under the exclusive technology development and consultation agreement, the irrevocable call option granted by Mr. Ming Zhao to VanceInfo Beijing or its designated person to purchase all or part of the equity interests in Megainfo, and the irrevocable power of attorney executed by Mr. Ming Zhao (collectively, the “Megainfo Documents”) have been duly authorized, executed and delivered by the parties thereto, and constitute the valid and binding obligations of VanceInfo Beijing, Megainfo and Mr. Ming Zhao, as applicable, enforceable in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(nn) The execution and delivery by each of VanceInfo Beijing, Megainfo and Mr. Ming Zhao of the Megainfo Documents and the performance by VanceInfo Beijing, Megainfo and Mr. Ming Zhao of their respective obligations under the Megainfo Documents (i) did not and will not, result in any violation of the provisions of the Articles of Association or business licenses of either VanceInfo Beijing or Megainfo; (ii) did not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which VanceInfo Beijing, Megainfo or Mr. Ming Zhao is a party or by which any of them is bound or to which any of their respective properties or assets is subject; and (iii) did not and will not result in any violation of PRC law or statute or any order, rule, regulation, judgment, order or decree of any PRC court, governmental agency or body having jurisdiction over VanceInfo Beijing, Megainfo or Mr. Ming Zhao or any of their properties, except in the case of (ii) and (iii), for such violations or defaults that would not have a Material Adverse Effect.

(oo) Each of the Company and its Significant Subsidiaries is (i) in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(pp) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(qq) The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has provided or made available to the Representatives true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any of their respective directors or executive officers. The loan from the Company to Button Software Ltd. in the amount of HK$9.5 million was repaid in full prior to November 23, 2007, the date on which the Registration Statement was filed with the Commission for the first time. Except as described in the Disclosure Package and the Prospectus, there are no outstanding personal loans from the Company to any of its directors or executive officers.

(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, in contravention of the FCPA, for purposes of (A) (i) influencing any act or decision of such foreign official, political party, party official, or candidate in his/its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such official, party or candidate or (iii) securing any improper advantage; or (B) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist the Company or any of its subsidiaries in obtaining or retaining business for or with, or directing business to, any person; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA. Neither the Company or any of its subsidiaries nor, to the best knowledge of the Company, any of their respective officers, employees, directors, representatives or agents has offered, promised, authorized or made, directly or indirectly, any payments or other inducements as specified in the proceeding sentence to a government official, political party, party official or candidate in violation of either Cayman Islands or PRC law against improper payments. Notwithstanding provisions under the proceeding sentences, any facilitating or expediting payment made to a government official, political party, party official or candidate for the purpose of expediting or securing the performance of a routine governmental action by such official, party or candidate shall not constitute a breach of the representation made in this paragraph.

(ss) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu) The only subsidiaries of the Company are (i) the subsidiaries set forth in Annex A hereto, which are also listed on Exhibit 21.1 to the Registration Statement and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(vv) Except as set forth in the Disclosure Package and the Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Preliminary Prospectus and the Prospectus under the caption “Business—Intellectual Property,” (a) there are no rights of third parties to any such Intellectual Property; (b) to the best knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) to the best knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the best knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) to the best knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the best knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except any effect, in each case under (a) through (g), that would not have a Material Adverse Effect either individually or in the aggregate.

(ww) The statements contained in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Enforceability of Civil Liabilities”, “Business—Intellectual Property”, “Regulation”, “Description of Share Capital”, “Description of American Depositary Shares,” and “Taxation”, and insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xx) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(yy) Except as disclosed in the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(zz) The Company has not distributed and, prior to the later of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule III hereto.

(aaa) Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(bbb) Except as described in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Securities or shares of any other capital stock or other equity interests of the Company, (ii) no person has, upon the consummation of the offering contemplated hereunder, any preemptive rights, resale rights, rights of first refusal or other rights to purchase or otherwise acquire any Securities or shares of any other capital stock of the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities.

(ccc) The ADSs have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

(ddd) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Preliminary Prospectus and the Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(eee) The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Disclosure Package and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

(fff)(i) The Registration Statement, the Disclosure Package and the Prospectus fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the

Company believes would materially affect its liquidity and are reasonably likely to occur and (ii) neither the Company nor any of its subsidiaries is engaged in any off-balance sheet transactions or arrangements.

(ggg) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(hhh) All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(iii) The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the Cayman Islands or in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the Cayman Islands or in the PRC or in breach of any laws or regulations in the Cayman Islands or in the PRC by reason of the entering into, performance or enforcement of this Agreement.

(jjj) Except as described in the Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kkk) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(lll) To the Company’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission.

(mmm) The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts (as defined in Section 23 below), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 17 below) for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Preliminary Prospectus, the Prospectus, the Registration Statement, the ADR Registration Statement, or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

(nnn) None of the Company, its subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC or New York State, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, PRC, New York State or United States Federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(ooo) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and

(B) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law and PRC public policy, including sovereignty, national security and public interest. It is not necessary that this Agreement, the Deposit Agreement, the Preliminary Prospectus, Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(ppp) Except as disclosed in the Disclosure Package and the Prospectus, each of the Company and its subsidiaries has taken all reasonably necessary steps to comply with, and to ensure reasonable compliance by all of the Company’s direct or indirect shareholders and optionholders who are PRC residents with, any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and optionholder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(qqq) (i) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(ii) The issuance and sale of the Securities, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Preliminary Prospectus, the Deposit Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) are not and will not be, as of the date hereof and on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(iii) The M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Securities, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Preliminary Prospectus, the Deposit Agreement, the Power of Attorney or the Custody Agreement.

(iv) The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China,” when taken together with the statements under “Regulation—New M&A Regulations and Overseas Listings,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make them misleading in any material respect.

(rrr) The Company has obtained for the benefit of the Underwriters “lock-up” agreements relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities by and between the Representatives and (i) certain executive officers of the Company, substantially in the form of Exhibit A-1 hereto; and (ii) all shareholders, officers and directors of the Company (other than the executive officers described in (i)) and certain optionholders of the Company, substantially in the form of Exhibit A-2 hereto (collectively, the “Lock-up Agreements”).

(sss) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ttt) During the past three years, there have been no material relationships or transactions between the Company or any of its subsidiaries, on the one hand, and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the Disclosure Package and the Prospectus.

(uuu) To the best knowledge of the Company after due inquiry, none of the directors or executive officers of the Company listed under “Management” in the Preliminary Prospectus and the Prospectus is or has been subject to criminal or bankruptcy proceedings in the last five years.

Furthermore, the Company represents and warrants to Merrill Lynch that the Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or the services it provides.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) The Controlling Shareholder (as defined in Section 23 below) represents and warrants to each Underwriter, and agrees with each Underwriter that:

(a) On the Effective Date and at the Execution Time, the Registration Statement, the ADR Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) There are no other Issuer Free Writing Prospectuses relating to the offering of the Securities except as set forth in Schedule III hereto.

(c)(i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(d) Such Controlling Shareholder is not prompted to sell the Securities to be sold by such Controlling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Disclosure Package or the Prospectus.

To the extent such Controlling Shareholder is also a Selling Shareholder, the representations and warranties such Controlling Shareholder makes under Section 1(ii) shall be in addition to what such Controlling Shareholder represents and warrants in its capacity as a Selling Shareholder in Section 1(iii) below.

(iii) Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a) Such Selling Shareholder is the lawful owner of the Underlying Shares to be sold by such Selling Shareholder pursuant to this Agreement; and upon issuance by the Depositary of ADSs evidenced by ADRs against deposit in accordance with the provisions of the Deposit Agreement of the Underlying Shares to be sold by such Selling Shareholder to the Underwriters, such ADRs will be duly and validly issued and persons in whose names such ADRs are duly registered with the Depositary will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities to be purchased from such Selling Shareholder, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(b) Such Selling Shareholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(c) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(d) Certificates in negotiable form for such Selling Shareholder’s Ordinary Shares have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Shareholder, substantially in the form heretofore furnished to you (the “Custody Agreement”) with [•], as Custodian (the “Custodian”); the Ordinary Shares represented by the certificates so held in custody for each Selling Shareholder are subject to the interests under this Agreement of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Shareholder under this Agreement and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of the Securities under this Agreement, certificates for Ordinary Shares will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement or for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, except (i) such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained; and (ii) such as have been obtained under the laws and regulations outside the United States in which the Directed Shares are offered.

(f) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(g) Each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding obligations of such Selling Shareholder.

(h) None of the execution and delivery of the Custody Agreement, the deposit of the Underlying Shares being sold by such Selling Shareholder with the Depositary in accordance with the terms of the Deposit Agreement and the Custody Agreement, the

sale of the Securities being sold by the Selling Shareholder or the consummation of any other of the transactions contemplated in this Agreement by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or the organizational documents of such Selling Shareholder, if applicable, or the terms of any indenture or other agreement or instrument to which such Selling Shareholder is a party or bound, or any judgment, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder, except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the transactions contemplated hereby.

(i) Except as disclosed in the Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Ordinary Shares to be sold by the Selling Shareholder in the manner contemplated by this Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the Shares or the ADSs, as the case may be, as contemplated herein.

(j) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct.

(k) In respect of any statements in or omissions from the Registration Statement and the ADR Registration Statement, the Preliminary Prospectus, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Shareholder specifically for use in connection with the preparation thereof, such Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(k) and (i)(m) of this Section.

(l) Except as disclosed in the Disclosure Package and the Prospectus or to FINRA, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the FINRA), any member firm of the FINRA.

(m) There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Underwritten Securities by the Selling Shareholders, including any Free Writing Prospectus.

(o) Except as disclosed in the Disclosure Package and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(p) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, except as described in the Disclosure Package and the Prospectus.

(q) Neither such Selling Shareholder nor, to the knowledge of such Selling Shareholder, any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder is currently subject to any United States sanctions administered by the OFAC; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r) Neither such Selling Shareholder, its subsidiaries, nor, to the knowledge of such Selling Shareholder, any of its executive officers and directors affiliates, supervisors, managers, agents and employees has violated, nor will such Selling Shareholder’s participation in the offering violate, any Anti-Money Laundering Laws. Such Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.

Any certificate signed by any authorized representative of any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company and the Selling Shareholders, severally and not jointly, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $ [•] per ADS, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I to this Agreement.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company hereby grants an option to the several Underwriters to purchase up to 1,147,500 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Selling Shareholders and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being called in this Underwriting Agreement the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Shareholders to or upon the order of the Company and the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Shareholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Shareholder will pay all applicable stamp duties and transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option)

certificates for the Option Securities in such names and denominations as the Representatives shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full business day prior to the applicable Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement (as defined in Section 23 below) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) under the Act or when any Rule 462(b) Registration Statement or the ADR Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADR Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) The Company will furnish (i) to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and signed copies of all consents and certificates of experts and (ii) to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) by the Act, as many copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Company may issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the Lock-up Agreements described in Section 1(i)(rrr) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, the ADR Registration Statement, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities (excluding those amounts payable by the Selling Shareholders); (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the ADSs on the New York Stock Exchange; (vii) any registration or qualification of the Securities for offer and sale under the blue sky laws of the several states; (viii) any filings required to be made with the FINRA (including filing fees relating to such filings); (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and one U.S. counsel for the Selling Shareholders as agreed to by the Company; (xi) the fees and expenses of any transfer agent or registrar for the Securities; and (xii) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds”.

(l) The Company will use its best efforts to effect and maintain the listing of the ADSs on the New York Stock Exchange.

(m) Except as disclosed in the Disclosure Package and the Prospectus, the Company shall use its best efforts to comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or citizens, to comply with the SAFE Rules and Regulations as applicable to them, including without limitation, requiring each such shareholder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(n) The Company shall at all times maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares.

(o) The Company agrees to use its best efforts to (i) obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(p) The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act.

(q) The Company will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r) Prior to the Closing Date, the Company will not, without the Representatives’ prior consent, issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the ADSs.

(s) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(t) The Company agrees to cause each optionholder of the Company that has not entered into a Lock-up Agreement contemplated in Section 1(i)(rrr) to be subject to and comply with all of the same restrictions as set forth in the form of the Lock-up Agreement attached hereto as Exhibit A-2, including (A) delivering notices with respect to such restrictions to all such optionholders immediately upon closing of the offering contemplated hereunder and (B) including a legend with respect to such restrictions on the certificates evidencing the Ordinary Shares to be issued to any such optionholder upon exercise of the options during the 180-day period after the date of this Agreement.

Furthermore, the Company covenants with Merrill Lynch that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(ii) Each Selling Shareholder agrees, severally and not jointly, with the several Underwriters that:

(a) Such Selling Shareholder will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the

Selling Shareholder or any affiliate of the Selling Shareholder or any person in privity with the Selling Shareholder or any affiliate of the Selling Shareholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; in the case of Selling Shareholders controlled by certain executive officers of the Company, the restricted period shall be extended for an additional 360-day period upon the expiration of the initial 180-day period, provided that one-third of the Ordinary Shares or ADSs owned by such Selling Shareholder shall be released from such restrictions at the end of each 180-day period following the date of this Agreement. The above restrictions shall not apply to (i) transactions relating to any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs acquired in open market transactions after completion of the offering contemplated hereunder, provided that it shall be a precondition to any such transaction that no filing or other public announcement by any party under the Exchange Act shall be required or shall be voluntarily made in connection with the subsequent sales of such securities acquired in such open market transactions during the restricted period, (ii) transfers of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as bona fide gifts, provided that the donee agrees to be bound in writing by the same restrictions set forth herein, (iii) transfers by such Selling Shareholder to an affiliate or another entity whose owners, beneficiaries or limited partners, as the case may be, are drawn solely from a group consisting of such Selling Shareholder or the beneficial owners of such Selling Shareholder and the immediate family members of such Selling Shareholder or the beneficial owners of such Selling Shareholder, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein, or (iv) transfers of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs by such Selling Shareholder to the partners, limited partners, members, affiliates, related individuals or shareholders of, or venture capital fund under common investment management with, such Selling Shareholder, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein. Notwithstanding the foregoing, if (x) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of such restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

(c) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the ADR Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus, or any amendment or supplement thereto, relating to such Selling Shareholder.

(d) Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e) Such Selling Shareholder will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) Such Selling Shareholder agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or Form W-9, as applicable (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof).

(g) Such Selling Shareholder shall, on or prior to the Closing Date, deposit, or cause to be deposited on its behalf, Ordinary Shares to be represented by the ADSs to be sold by such Selling Shareholder pursuant hereto, with the Depositary or its nominee in accordance with the provisions of the Deposit Agreement, and otherwise cause such ADSs to be issued by the Depositary and delivered to the Underwriters on the Closing Date.

(h) Such Selling Shareholder will comply with the agreement contained in Section 5(i)(i).

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained in this Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations under this Agreement and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Latham & Watkins LLP, United States counsel for the Company, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit B hereto.

(c) The Company shall have requested and caused Conyers Dill & Pearman, Cayman Islands counsel for the Company, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit C hereto.

(d) On or prior to the date the Registration Statement is filed publicly with the Commission for the first time (the “Launch Date”), the Company shall have requested and caused Jun He Law Offices, PRC counsel for the Company, to have furnished to the Representatives a copy of its opinion dated the Launch Date, substantially in the form of Exhibit D hereto, together with a reliance letter addressed to the Representatives on behalf of the Underwriters relating thereto.

(e) The Company shall have requested and caused Jun He Law Offices, PRC counsel for the Company, to have furnished to the Representatives a copy of its opinion dated the Closing Date, substantially in the form of Exhibit E hereto, together with a reliance letter addressed to the Representatives on behalf of the Underwriters relating thereto.

(f) The Depositary shall have requested and caused Clifford Chance LLP, counsel for the Depositary, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit F hereto

(g) The Selling Shareholders shall have requested and caused Latham & Watkins LLP, U.S. counsel for the Selling Shareholders, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit G.

(h) Each of the Selling Shareholders shall have requested and caused its local counsel to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit H.

(i) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Shareholder shall have furnished to Cleary Gottlieb Steen & Hamilton LLP such documents as it requests for the purpose of enabling it to pass upon such matters.

(j) The Representatives shall have received from King and Wood, PRC counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, with respect to certain issues under PRC law relating to the transactions contemplated hereunder and other related matters as the Representatives may reasonably require, and the Company and each Selling Shareholder shall have furnished to King and Wood such documents as it requests for the purpose of enabling it to pass upon such matters.

(k) The Company shall have furnished to the Representatives a certificate of the Company, signed by the chairman of the board or the chief executive officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the ADR Registration Statement or the Registration Statement or of any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(l) Each Selling Shareholder shall have furnished to the Representatives a certificate, signed by a duly authorized representative of such Selling Shareholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(m) The Company shall have requested and caused Deloitte Touche & Tohmatsu CPA Ltd. to have furnished to the Representatives at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit I, with respect to the financial statements and certain financial information contained in the Preliminary Prospectus dated [•], the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (m) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(o) The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.

(p) The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(q) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(r) The ADSs shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(s) The FINRA shall have confirmed that it has not raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(t) There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the reasonable judgment of the Representatives would make it inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs on the terms and in the manner contemplated in this Agreement (including any such development that results in PRC counsel to the Company not being able to confirm, on the Closing Date, its opinion dated the Launch Date).

(u) The Lock-up Agreements shall be in full force and effect on the Closing Date.

(v) The Controlling Shareholder shall have furnished to the Representatives a certificate, signed by a duly authorized representative of such Controlling Shareholder, dated the Closing Date, to the effect that the signer[s] of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of such Controlling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at Bank of China Tower, 39/F, One Garden Road, Central, Hong Kong, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. [If the sale of the Securities provided for in this Agreement is not consummated because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to (i) satisfy any condition to the obligations of the Underwriters set forth in Section 6 hereof, (ii) perform any agreement in this Agreement or (iii) comply with any provision hereof, in each case other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Shareholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the defaulting Selling Shareholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.]

8. Indemnification and Contribution.

(a) The Company and the Controlling Shareholder, severally but not jointly, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, any Issuer Free Writing Prospectus, or in any Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the liability of the Controlling Shareholder pursuant to this Section 8(a) shall be limited to an amount equal to the product of (x) the number of ADSs sold by the Controlling Shareholder in the offering contemplated hereunder and (y) the net offering price per ADS (net of underwriting discount and commissions but before expenses), and (ii) the Company and the Controlling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Controlling Shareholder may otherwise have.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Shareholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Selling Shareholder may otherwise have. If a Selling Shareholder is a Controlling Shareholder, this indemnity agreement will be in addition to the indemnity obligations of such Controlling Shareholder in Section 8(a) above. The liability of each Selling Shareholder under this Section8(b) shall be subject to the limitation set forth in Section 8(g).

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Shareholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Shareholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the

Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(d) The Company agrees to indemnify and hold harmless Merrill Lynch, the directors, officers, employees and agents of Merrill Lynch and each person, who controls Merrill Lynch within the meaning of either the Act or the Exchange Act (the “Merrill Lynch Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Merrill Lynch Entities.

(e) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), (c) or (d) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(f) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Shareholders (to the extent an indemnifying party), severally but not jointly, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, respectively, on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter under this Agreement, nor, subject to Section 8(g), shall any Selling Shareholder be responsible for any amount in excess of the product of (x) the number of ADSs sold by such Selling Shareholder in the offering contemplated hereunder and (y) the net offering price per ADS (net of underwriting discount and commissions but before expenses). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Shareholders (to the extent an indemnifying party), severally but not jointly, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders, respectively, on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, respectively, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

(g) The liability of each Selling Shareholder under such Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the product of (x) the number of ADSs sold by such Selling Shareholder in the offering contemplated hereunder and (y) the net offering price per ADS (net of underwriting discount and commissions but before expenses). The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default. (a) Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default under this Agreement.

(b) Default by one or more of the Selling Shareholders or the Company. If a Selling Shareholder shall fail on the Closing Date to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule II hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 5(i), 5(t), 7, 8 and 11 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 9(b) shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Selling Shareholder as referred to in this Section 9(b), each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements. If the Company shall fail on the Closing Date to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 5(i), 5(t), 7, 8 and 11 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s ADSs shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on any of the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State, the United Kingdom, the Cayman Islands, or PRC authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, the Cayman Islands or PRC of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Controlling Shareholder, of each Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder, any Controlling Shareholder or the Company or any of the officers, directors, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications under this Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.:(212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Equity Capital Markets (fax no.: (212) 449-6714), and confirmed to it by mail at North Tower, World Financial Center, Fifth Floor, New York, New York 10281-1201; or, if sent to the Company or the Controlling Shareholder, will be mailed, delivered or telefaxed to +86(10) 8282-5268 and confirmed to it at 3/F Building 8 Zhongguancun Software Park, Haidian District, Beijing 100094, P.R. China, Attention: Legal Department; or if sent to any Selling Shareholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Agreement.

14. No fiduciary duty. The Company, the Controlling Shareholder and the Selling Shareholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the

Company, the Controlling Shareholder and the Selling Shareholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, the Controlling Shareholder or the Selling Shareholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company, the Controlling Shareholder and the Selling Shareholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company, the Controlling Shareholder or any Selling Shareholder on related or other matters). The Company, the Controlling Shareholder and the Selling Shareholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, the Controlling Shareholder or any of the Selling Shareholders, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Controlling Shareholder, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Jurisdiction. Each of the Company, the Controlling Shareholder and the Selling Shareholders agrees that any suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company, the Controlling Shareholder and the Selling Shareholders has appointed CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company, the Controlling Shareholder and the Selling Shareholders hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company, the Controlling Shareholder and the Selling Shareholders. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted in any court of competent jurisdiction in the Cayman Islands and PRC.

The provisions of this Section 17 shall survive any termination of this Agreement, in whole or in part.

18. Currency. Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of each of the Company, the Controlling Shareholder and the Selling Shareholders in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company, the Controlling Shareholder or the Selling Shareholder making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If the amount in the relevant currency that may be so purchased are greater than the amount originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company, the Controlling Shareholder or the relevant Selling Shareholder, as the case may be, an amount equal to the excess of the amount in the relevant currency so purchased over the sum originally due to such Underwriter hereunder. Any obligation of any of the Company, the Controlling Shareholder or the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19. Waiver of Immunity. To the extent that any of the Company, the Controlling Shareholder or the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company, the Controlling Shareholder and the Selling Shareholders hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

20. Waiver of Jury Trial. The Company, the Controlling Shareholder and the Selling Shareholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22. Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or the PRC.

“Commission” shall mean the Securities and Exchange Commission.

“Controlling Shareholder” shall mean Button Software Ltd., a British Virgin Islands company controlled by Chris Shuning Chen.

“Disclosure Package” shall mean (i) the Preliminary Prospectus dated [•], 2007 as generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.

“New York Courts” shall mean the Federal or the State of New York courts located in the City of New York, New York, U.S.A.

“PRC” shall mean the People’s Republic of China, which, for purposes of this Agreement only, shall exclude Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the Securities referred to in paragraph 1(i)(a) above included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) under the Act after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement pursuant to Rule 430A under the Act, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Securities” shall mean the Underwritten Securities and the Option Securities.

“Selling Shareholders” shall mean the persons named on Schedule II to this Agreement.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

“Underwriter” and “Underwriters” shall mean the several underwriters named in Schedule I to this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Controlling Shareholder, the Selling Shareholders and the several Underwriters.

Very truly yours, VANCEINFO TECHNOLOGIES INC.
By:
Name:
Title

Controlling Shareholder

Button Software Ltd.

By:
Name:
Title:

Selling Shareholders

By: Attorney-in-Fact

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title:

For themselves and the other several Underwriters

named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Jefferies & Company, Inc. Susquehanna International Group, LLLP

Total

Schedule I

SCHEDULE II

Selling Shareholders:	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
[name]
[address, fax no.]

[name]
[address, fax no.]

Total

Schedule II

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

[list all FWPs included in the Disclosure Package]

1. Free writing prospectus dated December 4, 2007.

Schedule III

EXHIBIT A-1

FORM OF LOCK-UP AGREEMENT

(For certain executive officers of the Company)

[•], 2007

Citigroup Global Markets Inc.

388 Greenwich Street,

New York, New York 10013

and

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

4 World Financial Center,

New York, New York 10080

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among VanceInfo Technologies Inc., an exempted company with limited liability organized under the laws of the Cayman Islands (the “Company”), the Controlling Shareholder, the Selling Shareholders and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Public Offering”) of ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), of the Company, represented by American Depositary Shares (“ADSs”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Initial Lock-Up Period”).

A-1-1

In addition, the undersigned agrees that the above lock-up restrictions shall apply to the Ordinary Shares or ADSs held directly or indirectly by it immediately after the completion of the Public Offering for an additional 360-day period commencing on the date of the expiration of the Initial Lock-Up Period (the “Extended Lock-Up Period”). Commencing on the date of the expiration of the Initial Lock-Up Period and at the end of each 180-day period thereafter (each, a “180-Day Period”) until the expiration of the Extended Lock-Up Period, one-third of the Ordinary Shares or ADSs held directly or indirectly by the undersigned (the “Released Shares”) immediately after the completion of the Public Offering will be released from the lock-up restrictions. Each of the Initial Lock-Up Period and the 180-Day Periods is referred to as a “Lock-Up Period”.

The one-third limit for each 180-Day Period is cumulative, such that if the undersigned does not sell or transfer the one-third Released Shares from a previous 180-Day Period, any unsold or non-transferred Released Shares will roll over and may be sold or transferred at any time in the future, together with all other accumulated Released Shares from previous periods. The undersigned agrees that all transfers or sales of Released Shares will be conducted in accordance with applicable securities laws.

The above restrictions shall not apply to (i) transactions relating to any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs acquired in open market transactions after completion of the Public Offering, provided that it shall be a precondition to any such transaction that no filing or other public announcement by any party under the Exchange Act shall be required or shall be voluntarily made in connection with the subsequent sales of such securities acquired in such open market transactions during the restricted period, (ii) transfers of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as bona fide gifts, provided that the donee agrees to be bound in writing by the same restrictions set forth herein, (iii) transfers by the undersigned to an affiliate or another entity whose owners, beneficiaries or limited partners, as the case may be, are drawn solely from a group consisting of the undersigned, beneficial owners of the undersigned and the immediate family members of the undersigned or beneficial owners of the undersigned, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein, or (iv) transfers of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs by the undersigned to the partners, limited partners, members, affiliates, related individuals or shareholders of, or venture capital fund under common investment management with, the undersigned, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of a Lock-Up Period, or (ii) prior to the expiration of a Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such Lock-Up Period, the restrictions imposed by this agreement shall continue to apply to the Released Shares for such Lock-Up Period until the expiration of the 18-day period beginning

A-1-2

on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of any Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,
[Signature of executive officer of the Company]
[Name and address of executive officer of the Company]

A-1-3

EXHIBIT A-2

FORM OF LOCK-UP AGREEMENT

(For all shareholders, optionholders and officers and directors of the Company other than the executive officers who signed lock-up agreements in the form of Exhibit A-1)

[•], 2007

Citigroup Global Markets Inc.

388 Greenwich Street,

New York, New York 10013

and

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

4 World Financial Center,

New York, New York 10080

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among VanceInfo Technologies Inc., an exempted company with limited liability organized under the laws of the Cayman Islands (the “Company”), the Controlling Shareholder, the Selling Shareholders and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Public Offering”) of ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), of the Company, represented by American Depositary Shares (“ADSs”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

A-2-1

The above restrictions shall not apply to (i) transactions relating to any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs acquired in open market transactions after completion of the Public Offering, provided that it shall be a precondition to any such transaction that no filing or other public announcement by any party under the Exchange Act shall be required or shall be voluntarily made in connection with the subsequent sales of such securities acquired in such open market transactions during the restricted period, (ii) transfers of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as bona fide gifts, provided that the donee agrees to be bound in writing by the same restrictions set forth herein, (iii) transfers by the undersigned to an affiliate or another entity whose owners, beneficiaries or limited partners, as the case may be, are drawn solely from a group consisting of the undersigned, beneficial owners of the undersigned and the immediate family members of the undersigned or beneficial owners of the undersigned, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein, or (iv) transfers of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs by the undersigned to the partners, limited partners, members, affiliates, related individuals or shareholders of, or venture capital fund under common investment management with, the undersigned, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the lock-up period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of shareholder, optionholder, officer or director]

[Name and address of shareholder, optionholder, officer or director]

A-2-2

EXHIBIT B

FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(b)

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

2. The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. Upon due issuance and delivery by the Depositary of ADRs evidencing ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of the Underwriting Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company, the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, and the issuance and sale of the ADSs by the Company to the Underwriters pursuant to the Underwriting Agreement and the Deposit Agreement, do not:

(i) result in the breach of or a default under any of the Specified Agreements that are expressly governed by the laws of the State of New York and to which the Company or any of its consolidated subsidiaries is a party;

(ii) violate any United States federal or New York statute, rule or regulation applicable to the Company; or

(iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

5. The Registration Statements have become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [•], 2007, no stop order suspending the effectiveness of the Registration Statements has been issued under the Act and no proceedings therefor have been initiated or are pending or contemplated by the Commission. The Prospectus has been filed in accordance with Rule 424 under the Act.

6. The F-1 Registration Statement, at December [•], 2007, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form F-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the F-1 Registration Statement or the Prospectus; and the F-6 Registration Statement, at December [•], 2007, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form F-6 under the Act and the rules and regulations of the Commission thereunder. For purposes of this paragraph, such counsel has assumed that the statements made in the Registration Statements and the Prospectus are correct and complete.

7. The statements in the Preliminary Prospectus and the Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to describe or summarize the terms of the ADSs and the Deposit Agreement, and under the caption “Shares Eligible for Future Sale,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.

8. The Company is not, and immediately after giving effect to the offering and sale of the ADSs in accordance with the Underwriting Agreement and the application of the proceeds thereof as described in the Prospectus under the caption “Use of Proceeds” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9. Pursuant to Sections 16 and 17 of the Underwriting Agreement and Section 19 of the Deposit Agreement, under the laws of the State of New York the Company has validly (a) chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, (b) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement or the Deposit Agreement, (c) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court, and (d) appointed CT Corporation System as its authorized agent for the purpose described in Section 17 of the Underwriting Agreement and Section 19 of the Deposit Agreement. Service of process in the manner set forth in Section 17 of the Underwriting Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement and the Deposit Agreement in any such court.

10. To the best of such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed.

Such counsel’s opinions are subject to: (i) with respect to numbered paragraphs 2 and 9, the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, or the judicial application of foreign laws or governmental actions affecting creditors’ rights; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) with respect to numbered paragraphs 2 and 9, the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. Such counsel expresses no opinion as to federal or state securities laws (except as set forth in paragraphs 5, 6 and 7 as to federal securities laws), tax laws (except as set forth in our letter to you of even date with respect to certain tax matters), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, margin regulations, rules of FINRA or the New York Stock Exchange, pension or employee benefit laws, usury laws and environmental laws (without limiting other laws excluded by customary practice).

EXHIBIT C

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(c)

Terms used but not otherwise defined in this exhibit shall have the same meanings assigned to them in the Underwriting Agreement.

1.	As at the Closing Date, the Company is duly incorporated and existing under the laws of the Cayman Islands as an exempted company with limited liability and in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands) and has the corporate power and authority required to carry on its business and to own, lease and operate its properties in accordance with its memorandum of association and as described in the Disclosure Package and the Prospectus.

2.	The Securities to be issued and sold by the Company under the Underwriting Agreement have been duly authorised, and when issued and delivered by the Company to the Underwriters pursuant to the Underwriting Agreement against payment in full of the consideration set forth in the Underwriting Agreement, will have been validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such Securities), such Securities will have attached thereto the rights set out in the Memorandum and Articles of Association, and such Securities will not be subject to any pre-emptive rights, rights of first refusal or similar rights under Cayman Islands law or the Memorandum and Articles of Association.

3.	The Company has the necessary corporate power and authority to enter into and perform its obligations under the Underwriting Agreement, the Deposit Agreement, the Custody Agreement and any other document entered into or furnished under any of the foregoing agreements (the “Transaction Documents”). The issue, sale and delivery of the Shares in the form of ADSs, the ADSs being delivered at such time of delivery, the deposit of the Shares with the Depositary against the issuance of the ADRs evidencing the ADSs to be delivered at such time of delivery, the filing of the Registration Statement, the ADR Registration Statement and the Free Writing Prospectuses (if any), the execution and delivery of the Transaction Documents by the Company and the performance by the Company thereunder will not violate the Memorandum and Articles of Association nor any applicable law, regulation, order or decree in the Cayman Islands.

4.	The Company has taken all corporate action required to authorise its execution, delivery and performance of the Transaction Documents. The Transaction Documents have been duly executed and delivered by or on behalf of the Company, and constitute valid and binding obligations of the Company enforceable in accordance with the terms thereof. The Company has taken all corporate action required to authorise the filing of each of the Registration Statement, the ADR Registration Statement, the Free Writing Prospectuses (if any) and the Prospectus.

5.	The Company has the authorized and issued share capital set forth in the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus, the Prospectus and the Free Writing Prospectuses (if any). All issued shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares).

6.	No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the Cayman Islands or any sub-division thereof is required to authorise or is required in connection with the issue, sale and delivery of the Shares in the form of ADSs, the deposit of the Shares with the Depositary against issuance of the ADRs, the filing of the Registration Statement, the ADR Registration Statement and the Prospectus with the SEC and the payment of dividends to shareholders of the Company in any currency, and the execution, delivery, performance and enforcement of the Transaction Documents and the payment of any amount under the Underwriting Agreement and the Deposit Agreement (other than court filings if legal proceedings are brought in the Cayman Islands).

7.	It is not necessary or desirable to ensure the enforceability in the Cayman Islands of the Transaction Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Cayman Islands. However, to the extent that any of the Transaction Documents creates a charge over assets of the Company, the Company and its directors are under an obligation to enter such charge in the Register of Mortgages and Charges of the Company in accordance with section 54 of the Companies Law. While there is no exhaustive definition of a charge under Cayman Islands law, a charge normally has the following characteristics:

(i)	it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(ii)	the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as the Transaction Documents are governed by the laws of a jurisdiction outside of Cayman Islands (the “Foreign Laws”), the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

8.	There is no stamp, registration or similar tax or duty to be paid on or in relation to any of the Transaction Documents provided that they are executed and remain outside the Cayman Islands. If it becomes necessary to bring any of the Transaction Documents into the Cayman Islands for enforcement or otherwise, nominal stamp duty will be payable on such Transaction Documents. In the case of any Transaction Document creating security over movable property granted by an exempted company, an ordinary non-resident company or a foreign company, stamp duty will be payable on an ad valorem basis to a maximum of CI$500.00 (US$600.00). Apart from the payment of stamp duty, there are no acts, conditions or things required by the laws and regulations of the Cayman Islands to be done, fulfilled or performed in order to make any of the Transaction Documents legal, valid, enforceable and admissible into evidence in the Cayman Islands.

9.	The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Risk factors — You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under Cayman Islands law, conduct substantially all of our operations in China and most of our officers and directors reside outside the United States”, “Management – Board of Directors”, “Description of Share Capital”, “Taxation – Cayman Islands Taxation”, “Enforceability of Civil Liabilities” and in the Registration Statement under the caption “Part II—Item 6. Indemnification of directors and officers,” insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands, fairly and accurately present the information and summarise the matters referred to therein.

10.	Subject to paragraph 8 above, there is no issuance or transfer taxes or duties and no income, capital gains or other tax of the Cayman Islands imposed on the Underwriters by withholding or otherwise in connection with the execution, delivery, performance and enforcement of any of the Transaction Documents or the sale and delivery of the Securities by the Company or the Underwriters or the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or on any payment to be made to or by the Company pursuant to the Transaction Documents.

11.	There are no reporting obligations under the laws of the Cayman Islands on the holders of the Securities as a result of being the holders of such Securities.

12.	The Company is free to acquire, hold and sell foreign currency and securities without restriction. Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the Depositary and to the holders of ADRs, as applicable, and may be converted into foreign currency and freely transferred out of the Cayman Islands, and all such dividends and other distributions made to holders of the Securities who are non-residents of the Cayman Islands will not be subject to the Cayman Islands income, withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, duty withholding or deduction in the Cayman Islands.

13.	Based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at [•] a.m./p.m. on [•] 2007 (which would not reveal details of proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search), there are no judgements against the Company, nor any legal or governmental proceedings, nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject.

14.

The choice of the Foreign Laws as the governing law of the Transaction Documents is legal, valid and binding under the laws of the Cayman Islands and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The irrevocable submission in the Transaction Documents to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

15.	The Company has the legal capacity to sue and be sued in its own name under the laws of the Cayman Islands.

16.	The Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and irrevocably appointed CT Corporation System as its designee, appointee and authorized agent for the purpose described in the Transaction Documents; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Courts and the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in the Transaction Documents are legal, valid and binding under the laws of the Cayman Islands and such counsel knows of no reason why the courts of the Cayman Islands would not give effect to the submission and waivers; service of process in the manner set forth in the Transaction Documents will be effective to confer valid personal jurisdiction over the Company under the laws of the Cayman Islands.

17.	The courts of the Cayman Islands would recognise as a valid judgment, without retrial on the merits, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Transaction Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

18.	The Company is not entitled to any immunity under the laws of the Cayman Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Transaction Documents in respect of itself or its property.

19.	Neither the Underwriters nor the Depositary will be deemed to be resident, domiciled or carrying on business or subject to taxation in the Cayman Islands or in violation of any law thereof by reason only of the execution, performance and/or enforcement of the Transaction Documents by the Underwriters or the Depositary, as the case may be.

20.	The Underwriters have standing to bring an action or proceedings before the appropriate courts in the Cayman Islands for the enforcement of the Transaction Documents. It is not necessary or advisable in order for the Underwriters to enforce their rights under the Transaction Documents, including the exercise of remedies thereunder, that any of them be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands.

21.	Based solely on our review of the Register of Members, no statement has been entered in the Register of Members to indicate that any of the Ordinary Shares owned by the Selling Shareholders are subject to any charge, mortgage or other security interest or encumbrance (the “Security Interest”); however the entering of a statement referring to the Security Interest is not mandatory and failure to do so does not operate to invalidate the Security Interest and is not conclusive evidence that the Ordinary Shares owned by the Selling Shareholders are free from any Security Interest.

22.	There are no governmental laws, decrees, regulations or other legislation in the Cayman Islands which affect the payment or remittance of dividends, interest or other payments otherwise properly and lawfully authorised by the Company to non-resident holders of the Securities.

EXHIBIT D

FORM OF OPINION OF PRC COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(d)

November 23, 2007

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this opinion, excluding Hong Kong and Macau Special Administrative Regions and Taiwan) and as such are qualified to issue this opinion on the PRC Law (as defined below) effective as at the date hereof. We have acted as PRC legal counsel for VanceInfo Technologies Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the proposed initial public offering (the “Offering”) of American depositary shares (“ADSs”) representing ordinary shares, par value US$0.001 per share, of the Company and the Company’s proposed listing of the ADSs on the New York Stock Exchange.

This opinion is issued and delivered as to the matters set forth below pursuant to Section 6(d) of the Underwriting Agreement to be entered among the Company, the Controlling Shareholder, the Selling Shareholders and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Underwriters (the “Underwriting Agreement”).

Capitalized terms used but not otherwise defined herein shall have the same meanings assigned to them in the Underwriting Agreement. As used herein, (a) “PRC Law” means all applicable laws, regulations, rules, statutes, orders, decrees, judicial interpretations and other legislation of the PRC in effect on the date of this opinion; and (b) “Governmental Authorizations” means all approvals, consents, certificates, authorizations, filings, registrations, permissions, annual inspections, qualifications, permits and licenses required by any PRC authorities pursuant to PRC Law.

In rendering this opinion, we have examined such corporate records, certificates and other documents provided to us by the Company, and such questions of the law, as we considered necessary or appropriate for the purpose of this opinion.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents submitted to us as copies. We have also assumed the documents as they were presented to us up to the date of this opinion and that none of the documents has been revoked, amended, varied or supplemented. We have further assumed the accuracy and completeness of all factual statements in the documents.

This opinion is rendered on the basis of the PRC Law and there is no assurance that any of the PRC Law will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

Based on the foregoing and based on the assumptions that the information provided to us by the Company is correct, complete and accurate and that the Company has not withheld any material information which is relevant for the purposes of providing the opinion herein from us, we are of the opinion that:

1.	VanceInfo Creative Software Technology Co., Ltd. ( ) (“VanceInfo Beijing”) has been duly organized and is validly existing and in good standing as a wholly foreign owned enterprise under the PRC Law. All of the equity interests in VanceInfo Beijing have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned by the Company directly, and to the best of our knowledge after due inquiry, free and clear of all pledges, restrictions upon voting or transfer or any other encumbrances or claims.

2.	The establishment of the Company, the Company’s subscription of 100% equity interests in VanceInfo Beijing and VanceInfo Beijing’s acquisition of related assets from Beijing Wensi Chuangyi Software Technology Co., Ltd. ( ), Shanghai Wensi Chuangyi Software Technology Co., Ltd. ( ) and Wuhan Wensi Chuangyi Software Technology Co., Ltd. ( ) and the software named Octiga distribution resource management system from Beijing Heteng Software Technology Co., Ltd. ( ) (the “Restructuring”) did not violate applicable laws of the PRC effective at the time of Restructuring and do not violate applicable PRC Law.

3.	To the best of our knowledge after due inquiry, all applicable Governmental Authorizations required under the PRC Law in connection with the Restructuring have been unconditionally obtained in writing and are in full force and effect, and no such Governmental Authorizations has been withdrawn or is subject to any condition precedent or subsequent which has not been fulfilled or performed.

4.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and were jointly promulgated by six PRC regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State

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Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange, provide that an offshore special purpose vehicle formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles (together with the M&A Rules, the “M&A Rules and Related Clarifications”). As of the date hereof, the CSRC has not issued any definitive rule or interpretation concerning whether offerings like the offering as contemplated by the Prospectus are subject to the new procedure provided in the M&A Rules and Related Clarifications. Given that the Company and VanceInfo Beijing had completed their restructuring before September 8, 2006, the effective date of the M&A Rules, the Company is not required to submit an application to the CSRC for the approval of the issuance and sale of the ADSs and the Ordinary Shares, or the listing and trading of the ADSs on the New York Stock Exchange. The CSRC or other PRC regulatory agencies may further clarify the applicability of the M&A Rules and Related Clarifications on special purpose vehicle (such as the Company) with respect to the listing and trading of their stocks on overseas stock exchanges and we cannot rule out the possibility for the CSRC or other PRC regulatory agencies to interpret the M&A Rules and Related Clarifications differently from our foregoing understandings. If in any event that the CSRC approval is applicable to the Company’s case under the M&A Rules and Related Clarifications, the Company has a legal basis to apply for the CSRC’s waiver or grandfathering for such approval in respect of the Offering.

5.	Subject to what is set forth in paragraph 4 hereinabove, the issuance and sale of the ADSs and the Ordinary Shares, and the listing and trading of the ADSs on the New York Stock Exchange do not and will not conflict with or violate the M&A Rules and Related Clarifications.

6.	The statements set forth in the Registration Statement filed with the United States Securities and Exchange Commission on November 23, 2007 under the captions “Risk Factors—Risks related to doing business in China—If we are required to obtain the prior approval of the China Securities Regulatory Commission, or CSRC, of the listing and trading of our ADSs on the New York Stock Exchange, this offering could be delayed until we obtain the approval” and “Risk Factors—Risks related to doing business in China—Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders and beneficial owners to personal liability and limit our ability to inject capital into our PRC subsidiary, limit our subsidiary’s ability to increase its registered capital, distribute profits to us, or otherwise adversely affect us” are, to the extent such statements relate to PRC Law, fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make them misleading in any material respect.

This opinion is limited to the matters set forth herein and is subject to the effect of any future change, amendment, alteration or adoption of any PRC Law.

This opinion is rendered to you for the purpose hereof only and may not be used or relied upon by you for any other purpose and or by any other person without our prior written consent.

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EXHIBIT E

FORM OF OPINION OF PRC COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(e)

Capitalized terms used but not otherwise defined herein shall have the same meanings assigned to them in the Underwriting Agreement. As used herein, “Chinese Subsidiaries” shall mean VanceInfo Creative Software Technology Ltd. (“VanceInfo Beijing”), Beijing Chosen Technology Co., Ltd., Beijing Prosoft Software Technology Co., Ltd., Beijing Innovation Technology Co., Ltd., Shanghai Solutions Software Co., Ltd. and Shanghai Megainfo Tech Co., Ltd. (“Megainfo”) and a “Chinese Subsidiary” shall mean any one of the Chinese Subsidiaries.

1.	Each of the Chinese Subsidiaries has been duly organized and is validly existing as a wholly foreign owned enterprise, a Chinese domestic limited liability company with foreign investment or a Chinese domestic limited liability company, with full legal person status under the laws of the PRC and the Articles of Association of each such Chinese Subsidiary ; the business license and other constituent documents of each Chinese Subsidiary comply with the requirements of applicable PRC laws and are in full force and effect; VanceInfo Beijing is duly qualified as a foreign invested enterprise; all the equity interests of VanceInfo Beijing are owned directly by VanceInfo Technologies Inc., an exempted company with limited liability organized under the laws of the Cayman Islands; all the equity interests in Beijing Chosen Technology Co., Ltd., Beijing Prosoft Software Technology Co., Ltd., Beijing Innovation Technology Co., Ltd. and Shanghai Solutions Software Co., Ltd. are wholly owned by VanceInfo Beijing, free and clear of all liens, encumbrances, equities or claims; all the equity interests in Megainfo are owned by Mr. Ming Zhao, a PRC citizen, and except for (i) an exclusive technology development and consultation agreement among VanceInfo Creative Software Technology Ltd. (“VanceInfo Beijing”), Megainfo and Mr. Ming Zhao, (ii) an equity pledge by Mr. Ming Zhao of his 100% equity interest in Megainfo to VanceInfo Beijing to guarantee the performance of Mr. Ming Zhao and Megainfo’s obligations under the exclusive technology development and consultation agreement, (iii) an irrevocable call option granted by Mr. Ming Zhao to VanceInfo Beijing or its designated person to purchase all or part of the equity interests in Megainfo, and (iv) an irrevocable power of attorney executed by Mr. Ming Zhao, such equity interests in Megainfo are owned by Mr. Ming Zhao free and clear of any security interests, claims, liens or encumbrances. Except as described in the Disclosure Package and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any Chinese Subsidiary.

2.

Except as disclosed in the Disclosure Package and the Prospectus, each Chinese Subsidiary has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, “Governmental Authorizations”) with any governmental or regulatory agency or any court in the PRC to own, lease, license and use its properties, assets and conduct its business in the manner described in the Disclosure Package and the Prospectus and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Disclosure Package and the Prospectus. Except as described in the Disclosure Package and the Prospectus, no Chinese Subsidiary has any reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits. Further, each Chinese Subsidiary is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

3.	The entering into, and the consummation of the transactions contemplated in the relevant documents described in the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus under “Prospectus Summary—Corporate History and Structure”, “Corporate History and Structure” and “Description of Share Capital—History of Securities Issuances” constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms; all necessary steps for transactions contemplated in the restructuring documents have been taken and all consents required from respective parties have been obtained and are in full force and effect; except as otherwise disclosed in the Disclosure Package and the Prospectus, all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated therein have been obtained, made and taken and are in full force and effect. Worksoft Information Technology Limited has just received its certificate of approval and business license, and is in the process of making various filings with relevant PRC government authorities.

4.	The application of the net proceeds to be received by the Company from the offering, as contemplated by the Disclosure Package and the Prospectus, will not contravene any provision of applicable PRC law, rule or regulation, or the Articles of Association, other constitutive documents or the business license or other constitutive documents of any Chinese Subsidiary or contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon any Chinese Subsidiary, or any judgment, order or decree of any court, authority, governmental agency or body in the PRC.

5.	Each Chinese Subsidiary has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions; each lease agreement to which such Chinese Subsidiary is a party is legally executed; except as described in the Disclosure Package and the Prospectus, the leasehold interests of each Chinese Subsidiary are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under PRC law; and neither the Company nor any Chinese Subsidiary owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the Disclosure Package and the Prospectus.

6.	There are no outstanding guarantees or contingent payment obligations of any Chinese Subsidiary in respect of indebtedness of third parties except as disclosed in the Disclosure Package and the Prospectus.

7.

No Chinese Subsidiary or any of its subsidiaries is in breach or violation of or in default, as the case may be, under (A) its articles of association, business license or any other constituent documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by PRC law, (C) any material obligation, license, lease, contract or other agreement or instrument governed by PRC law to which it is a party or by which any of its properties may be bound or affected, except for such breach or violation or default as would not reasonably be expected to have a Material Adverse Effect, or (D) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to such Chinese Subsidiary or any of its subsidiaries (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness).

8.	There are no legal, governmental, administrative or arbitrative proceedings before any court of the PRC or before or by any governmental agency or body or other authority in the PRC pending or, to the best of such counsel’s knowledge, threatened against, or involving the properties or business of, the Company or any Chinese Subsidiary or to which any of the properties of the Company or any Chinese Subsidiary is subject which will have a Material Adverse Effect.

9.	Except as disclosed in the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Company’s equity interests in the Chinese Subsidiaries in Renminbi may under the current laws and regulations of the PRC be payable in foreign currency and may be freely transferred out of the PRC.

10.	Each of the material contracts listed in Schedule A to this opinion (the “Material Contracts”) has been duly authorized, executed and delivered by the relevant Chinese Subsidiary, and each such company has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each such Chinese Subsidiary had the corporate power and capacity to enter into and to perform its obligations under such Material Contract; each of the Material Contracts to which the Company or a Chinese Subsidiary is a party constitutes a legal, valid and binding obligation of the Company or such Chinese Subsidiary, as the case may be, enforceable against the Company or such Chinese Subsidiary, as the case may be, in accordance with its terms.

11.	Each Chinese Subsidiary owns or otherwise has the legal right to use, or can acquire on reasonable terms, trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it; except as described in the Disclosure Package and the Prospectus, to the best of such counsel’s knowledge after due inquiry, no Chinese Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

12.

None of the Chinese Subsidiaries possesses any registered intellectual property except as described in the Disclosure Package and the Prospectus, and each of the Chinese Subsidiaries possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in the ordinary course of business, and to the best of such counsel’s knowledge, none of the Chinese Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

13.	Such counsel has advised the Company as to the content of the M&A Rules, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by PRC companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of the PRC.

The issuance and sale of the Securities, the listing and trading of the ADSs on the New York Stock Exchange or the consummation of the transactions contemplated by the Underwriting Agreement, the Deposit Agreement, the Power of Attorney and the Custody Agreement is not and will not be affected by the M&A Rules or any M&A Rules and Related Clarifications.

As of the date hereof, the M&A Rules and Related Clarifications have not required and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Securities, the listing and trading of the ADSs on the New York Stock Exchange, or the consummation of the transactions contemplated by the Underwriting Agreement, the Deposit Agreement, the Power of Attorney or the Custody Agreement.

The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors – Risks Related to Doing Business in China—If we are required to obtain the prior approval of the China Securities Regulatory Commission, or the CSRC, of the listing and trading of our ADSs on the New York Stock Exchange this offering could be delayed until we obtain the approval,” when taken together with the statements under “Regulation—New M&A Regulations and Overseas Listings,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

14.	As a matter of PRC law, no holder of the Securities who is not a Chinese resident will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Securities. There are no limitations under PRC law on the rights of holders of the Securities who are not Chinese residents to hold, vote or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the Securities.

15.

The statements set forth in the Preliminary Prospectus and the Prospectus under the headings “Prospectus Summary—Corporate History and Structure,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Business,” “Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital,” and “Taxation,” insofar as such statements describe or summarize Chinese legal or regulatory matters, or documents, agreements or proceedings governed by PRC law, are true and accurate, and fairly present or fairly summarize the Chinese legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements did not contain and will not contain an untrue statement of a material fact, and did not omit and will not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

16.	The choice of law provision set forth in Section 16 of the Underwriting Agreement and in Section 19 of the Deposit Agreement is legal, valid and binding under PRC law and such counsel knows of no reason why the Chinese courts would not give effect to the choice of New York law as the proper law governing the Underwriting Agreement and the Deposit Agreement; the Company has the legal capacity to sue and be sued in its own name under PRC law; the submission of the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that the Underwriting Agreement and the Deposit Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by Chinese courts; service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement will be effective to confer jurisdiction over the subsidiaries, assets and property of the Company in the PRC, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC; and the Chinese courts will recognize as valid and final, and will enforce, any final and conclusive judgment against the Company obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement and the Deposit Agreement, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC.

17.	The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene the public policy or law of the PRC, and insofar as matters of PRC law are concerned, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights; each of the Underwriting Agreement and the Deposit Agreement is in proper legal form under PRC law for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document or any other document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

18.	The entry into, and performance or enforcement of the Underwriting Agreement and the Deposit Agreement in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement and the Deposit Agreement.

19.	Under the laws of the PRC, none of the Company or its subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

20.	Each of the Company and the Chinese Subsidiaries is currently in compliance with all applicable PRC laws and regulations, and the issuance, sale and delivery of the Securities as described in the Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of, the provisions of any applicable PRC laws and the regulations.

In addition, such counsel shall state that, in the course of acting as PRC counsel to the Company in connection with the preparation by the Company of the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus, such counsel reviewed the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, the Underwriters, and the Underwriters’ counsels, during which conferences and conversations the contents of the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus, and related matters were discussed. Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters. Based on such counsel’s participation, review and reliance as described above, such counsel advised that nothing has come to its attention that would cause it to believe that (A) the Registration Statement or any prospectus included therein (except for financial statements and schedules and other financial information included therein, as to which such counsel makes no statement) or the ADR Registration Statement at the time they became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Disclosure Package (except for financial statements and schedules and other financial information included therein, as to which such counsel makes no statement) as of the Execution Time, when taken together with the price to the public, the number of Underwritten Securities and the number of Option Securities included on the cover page of the Prospectus, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Prospectus (except for financial statements and schedules and other financial information included therein, as to which such counsel makes no statement), as of its date or as amended or supplemented, if applicable, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements and schedules or other financial information included in, or omitted from, the Registration Statement, the ADR Registration Statement, the Disclosure Package or the Prospectus.

EXHIBIT F

FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY

TO BE DELIVERED PURSUANT TO SECTION 6(f)

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a legal, valid and binding instrument enforceable against the Depositary in accordance with its terms, (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and general principles of equity); the statements in the Preliminary Prospectus and the Prospectus under the heading “Description of American Depositary Shares”, insofar as such statements purport to describe the Depositary and summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs, are fair and accurate.

(ii) The ADRs and the ADSs evidenced thereby are in valid and sufficient form and, when issued in accordance with the terms of the Deposit Agreement, will entitle the holders thereof to the rights specified therein and in the Deposit Agreement and the ADRs.

(iii) The Depositary filed the ADR Registration Statement on Form F-6 under the Act, and the staff of the Commission has informed such counsel that the Commission declared the ADR Registration Statement effective and, to the best of knowledge of such counsel, no stop order suspending the effectiveness of the ADR Registration Statement or any part thereof or any amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened, and the ADR Registration Statement, and any amendments thereto as of their respective effective dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

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EXHIBIT G

FORM OF OPINION OF U.S. COUNSEL FOR THE SELLING SHAREHOLDERS

TO BE DELIVERED PURSUANT TO SECTION 6(g)

Terms used but not defined in this exhibit shall have the same meanings as specified in the Underwriting Agreement.

(a) The Underwriting Agreement, the Registration Statements, the Preliminary Prospectus, the Specified IFWP and the Prospectus;

(b) The custody agreements dated as of various dates between the Selling Shareholders and the Custodian (as defined therein) (collectively, the “Custody Agreements”);

(c) The irrevocable powers of attorney dated as of various dates between the Selling Shareholders and the Attorney-in-Fact (as defined therein) (collectively, the “Powers of Attorney”); and

(d) The agreements filed as exhibits to the Registration Statements.

Except as otherwise stated herein, as to factual matters, such counsel has, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Selling Shareholders and others, including the representations and warranties of the Selling Shareholders in the Underwriting Agreement, Powers of Attorney and the Custody Agreements and translations of documents that are not in the English language. Such counsel has not independently verified such factual matters.

Except as otherwise stated herein, such counsel is opining as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and such counsel expresses no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, such counsel’s opinions are based upon such counsel’s consideration of only those statutes, rules and regulations which, in such counsel’s experience, are normally applicable to registered public offerings of equity securities. Various matters concerning the laws of the jurisdiction of incorporation of each of the Selling Shareholders are addressed in the opinions of [•], which have been separately provided to you. Such counsel expresses no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, such counsel has, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. Each of the Custody Agreements and the Powers of Attorney has been duly executed and delivered by the Selling Shareholders in accordance with the laws of the State of New York.

2. Such counsel has assumed, with your consent, that (A) each Selling Shareholder has the capacity, power and authority, as applicable, to execute, deliver and perform the Powers of Attorney, the Custody Agreement and the Underwriting Agreement,

(B) each Selling Shareholder, as applicable, has duly authorized the execution, delivery and performance of the Powers of Attorney, the Custody Agreement, and the Underwriting Agreement, (C) each Selling Shareholder has duly executed and delivered the Powers of Attorney and the Custody Agreement (other than with respect to the execution and delivery thereof under the laws of the State of New York), (D) the Powers of Attorney, the Custody Agreement, and the Underwriting Agreement constitute legally valid and binding obligations of the parties thereto other than the Selling Shareholders, and (E) the status of enforceability of the Powers of Attorney, the Custody Agreement, and the Underwriting Agreement is not affected by any (i) breach of, or defaults under, any agreement or instruments, (ii) violation of statutes, rules or regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorization from, or make required registration, declaration or filings with, governmental authorities provided that such counsel makes no such assumption to the extent such counsel has specifically opined as to such matters with respect to the Company and the Selling Shareholders. On the basis of such assumptions, each of the Powers of Attorney and the Custody Agreements constitutes a legally valid and binding obligation of such Selling Shareholder, enforceable against the Selling Shareholders in accordance with its terms.

3. The Underwriting Agreement has been duly executed and delivered by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders in accordance with the laws of the State of New York.

4. The execution and delivery of the Custody Agreements and the Powers of Attorney by the Selling Shareholders do not, the execution and delivery of the Underwriting Agreement by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders do not, and the deposit of the Ordinary Shares with the Depositary by the Selling Shareholders against issuance of the ADRs evidencing the ADSs and the sale of the ADSs by the Selling Shareholders to you and the other Underwriters pursuant to the Underwriting Agreement do not:

(i) violate any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder;

(ii) require any consents, approvals, or authorizations to be obtained by such Selling Shareholder from, or any registrations, declarations or filings to be made by such Selling Shareholder with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder on or prior to the date hereof that have not been obtained or made; or

(iii) result in the breach of or default under any of the agreements which are governed by the laws of the State of New York and to which any of the Selling Shareholders is a party or by which such Selling Shareholder is bound and which has been filed as an exhibit to the F-1 Registration Statement.

5. Pursuant to Sections 16 and 17 of the Underwriting Agreement, Section 12 of the Custody Agreements and Section 8 of the Powers of Attorney, under the laws of the State of New York each of the Selling Shareholders has validly (i) chosen New York law to govern its respective rights and duties under the Underwriting Agreement, the Custody Agreements and the Powers of Attorney,

(ii) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 17 of the Underwriting Agreement. Service of process in the manner described in Section 17 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court.

Such counsel’s opinions are subject to: (i) with respect to numbered paragraphs 2 and 5, the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, or the judicial application of foreign laws or governmental actions affecting creditors’ rights; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) with respect to numbered paragraphs 2 and 5, the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of a party with respect to a liability where such indemnification is contrary to public policy; and (iv) with respect to numbered paragraphs 2 and 5, the effect of laws governing the enforceability of agencies and obligations after death.

Such counsel expresses no opinion as to federal or state securities laws, tax laws (except as set forth in such counsel’s letter to you of even date with respect to certain tax matters), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, margin regulations, rules of the Financial Industry Regulatory Authority, or the New York Stock Exchange, pension or employee benefit laws, usury laws and environmental laws (without limiting other laws excluded by customary practice).

EXHIBIT H

FORM OF OPINION OF LOCAL COUNSEL FOR THE SELLING SHAREHOLDERS

TO BE DELIVERED PURSUANT TO SECTION 6(h)

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) Good Standing. If such Selling Shareholder is a company, it is duly incorporated under its jurisdiction of incorporation or organization, in good standing and validly existing under the laws of its jurisdiction of incorporation or organization, and possesses the capacity to sue and be sued in its own name. If such Selling Shareholder or the person or persons who control such Selling Shareholder are PRC residents, they have completed all the necessary registrations with the State Administration of Foreign Exchange as required under the foreign exchange laws and regulations of the PRC.

(ii) Authorization of Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii) Custody Agreement and Power of Attorney. Each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and constitutes the valid and binding agreement of such Selling Shareholder. The Power of Attorney has been duly executed by such Selling Shareholder and constitutes the person therein named as the duly appointed attorney of such Selling Shareholder (the “Attorney-in-Fact”) with the powers and authorities therein specified and, in particular, permitting the Attorney-in-Fact to bind such Selling Shareholder named therein on the terms set out in the Power of Attorney.

(iv) No Violation. The execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement, the consummation of the transactions contemplated in the Underwriting Agreement and in the Disclosure Package and the Prospectus and compliance by such Selling Shareholder with its obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets owned by such Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which such Selling Shareholder is a party or by which it may be bound, or to which any of the property or assets of such Selling Shareholder may be subject nor will such action result in any violation of the provisions of the organizational documents of such Selling Shareholder, if applicable, or any law, administrative regulation, judgment or order of any Governmental Agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

(v) Absence of Further Action. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency in such jurisdiction is required in connection with: (i) the creation, execution

H-1

or delivery of the Underwriting Agreement, the Custody Agreement or the Power of Attorney by such Selling Shareholder; (ii) enforcement of the Underwriting Agreement, the Custody Agreement or the Power of Attorney against such Selling Shareholder; or (iii) the performance by such Selling Shareholder of its obligations under the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, the Custody Agreement or the Power of Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in such jurisdiction.

(vi) No Taxes. No taxes, fees or charges (other than nominal stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in such jurisdiction under the laws of such jurisdiction in respect of: (i) the execution or delivery of the Underwriting Agreement, the Custody Agreement or the Power of Attorney; (ii) the enforcement of the Underwriting Agreement, the Custody Agreement or the Power of Attorney; (iii) the performance of the Underwriting Agreement, the Custody Agreement or the Power of Attorney; and (iv) payments made under, or pursuant to, the Underwriting Agreement, the Custody Agreement or the Power of Attorney.

(vii) Choice of Law; Submission to Jurisdiction. The courts of such jurisdiction will observe and give effect to the choice of New York law as the governing law of the Underwriting Agreement, the Custody Agreement and the Power of Attorney. The submission by such Selling Shareholder to the non-exclusive jurisdiction of the New York Courts and the waiver of any objection to venue in the Underwriting Agreement and the Custody Agreement and the appointment of an agent to accept service of process are legal, valid and binding on such Selling Shareholder in such jurisdiction.

(viii) Enforcement of Judgments. Any final and conclusive monetary judgment obtained against such Selling Shareholder in the New York Courts in respect of the Underwriting Agreement or the Custody Agreement, for a definite sum, may be treated by the courts of such jurisdiction as a cause of action in itself so that no retrial of the issues would be necessary.

(ix) Encumbrances. Such counsel’s search at the Company Registry did not reveal the existence of a lien, mortgage, charge or encumbrance.

(x) No Sovereign Immunity. Neither such Selling Shareholder nor its assets is entitled to any immunity under the law of such jurisdiction, whether characterized as sovereign immunity or otherwise, for any legal proceedings in such jurisdiction to enforce or collect upon the Underwriting Agreement, the Custody Agreement or the Power of Attorney.

H-2

EXHIBIT I

FROM OF COMFORT LETTER

[Effective date]

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

and

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

4 World Financial Center

250 Vesey Street

New York, NY 10080

as representatives of the underwriters

Dear Sirs:

We have audited the consolidated balance sheets of VanceInfo Technologies Inc. (the “Company”) and its subsidiaries and variable interest entity (collectively with the Company, the “Group”) as of December 31, 2005 and 2006 and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the years then ended and the related financial statement schedule included in Schedule I, all included in the registration statement (No. XXX-) on Form F-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Act”); our reports with respect thereto are also included in that registration statement. The registration statement (No. XXX-) filed with the SEC, as amended on [    ], 2007, is herein referred to as the “Registration Statement”; a preliminary prospectus dated [    ], 2007, as amended on [    ], 2007, is herein referred to as the “Preliminary Prospectus”; and the prospectus dated [    ], 2007 filed with the SEC pursuant to Rule 424(b) under the Act is herein referred to as the “Final Prospectus”.

In connection with the Registration Statement-

1. We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2. In our opinion, the consolidated financial statements and financial statement schedule audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Group as of any date or for any period subsequent to December 31, 2006; although we have conducted an audit for the year ended December 31, 2006, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2006, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of June 30, 2007, and the unaudited condensed consolidated statements of operations, shareholders’ equity, and cash flows for the six-month periods ended June 30, 2006 and 2007, included in the Registration Statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2006.

4. For purposes of this letter, we have read the 2007 minutes of meetings of the shareholders, the board of directors of the Company and its subsidiaries [and include any committee minutes if available] as set forth in the minute books at [cut off date (two days prior to effective date)], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to [cut off date (two days prior to effective date)] as follows (our work did not extend from [cut off date (two days prior to effective date)] to [Effective date]):

a. With respect to the six-month periods ended June 30, 2006 and 2007, we have:

(i) Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of June 30, 2007, and unaudited condensed consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the six-month periods ended June 30, 2006 and June 30, 2007 included in the Registration Statement; and

(ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

b. With respect to the three-month periods ended September 30, 2007 and September 30, 2006, we have:

(i) Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed consolidated financial information included under “Recent Developments” in the Registration Statement; and

(ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial information referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.

c. With respect to the period from October 1, 2007 to [the last day where the management’s data is available (November 30, 2007)], we have:

(i) Read the unaudited consolidated financial information of the Group for [• months ended as of the last day where the management’s data is available (November 30, 2007)] of both 2006 and 2007 furnished us by the Group; such financial information is incomplete in that it omits the statements of cash flows and other disclosures, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to [the last day where the management’s data is available (November 30, 2007)] were available; and

(ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial information referred to in 4c(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a. (i) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a(i), included in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

(ii) Any material modifications should be made to the unaudited condensed consolidated financial information described in 4b(i), included in the Registration Statement, for it to be in conformity with accounting principles generally accepted in the United States of America except that the information does not include all the disclosures required by APB 28 Interim Financial Reporting.

(iii) The unaudited condensed consolidated financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

b. (i) At [the last day where the management’s data is available (November 30, 2007)], there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or shareholders’ equity of the Group as compared with amounts shown in the June 30, 2007, unaudited condensed consolidated balance sheet included in the Registration Statement, or

(ii) For the period from October 1, 2007 to [the last day where the management’s data is available (November 30, 2007)], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

6. As mentioned in 4c, Company officials have advised us that no consolidated financial statement as of any date or for any period subsequent to [the last day where the management’s data is available (November 30, 2007)] are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [the last day where the management’s data is available (November 30, 2007)] have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at [cut off date (two days prior to effective date)], there was any change in the capital stock, increase in long-term debt, or any decreases in consolidated net current assets or shareholders’ equity of the Group as compared with amounts shown on the June 30, 2007 unaudited condensed consolidated balance sheet included in the Registration Statement or (b) for the period from October 1, 2007, to [cut off date (two days prior to effective date)], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

7. With respect to the unaudited condensed consolidated financial information for the period from January 1, 2004 to August 31, 2004, the period from September 1, 2004 to December 31, 2004 included in “Our Summary Consolidated Financial and Operating Data” and “Selected Consolidated Financial Data” in the Registration Statement and the three-month periods ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007 included in “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, we have performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that any material modifications should be made to the unaudited condensed consolidated financial information described above, included in the Registration Statement, for it to be in conformity with accounting principles generally accepted in the United States of America except that the information does not include all the disclosures required by APB 28 Interim Financial Reporting.

8. For purposes of this letter, we have also read the items identified by you on the attached copies of selected pages from the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and have performed the following procedures, which were applied as indicated with respect to the letters explained below:

A	Compared the amounts, descriptions of such amounts, percentages, ratios or numbers to the corresponding information in the Company’s audited consolidated financial statements, including related notes for the respective periods, included in the Registration Statement, or to the amounts derived from such statements and related notes, and found them to be in agreement.

B	Proved the arithmetic accuracy of the amounts, percentages, ratios or numbers based upon information included in or derived from the audited consolidated financial statements referred to in (A), giving effect to rounding where applicable.

C	Compared the amounts, descriptions of such amounts, percentages, ratios or numbers to the corresponding information in the Company’s unaudited consolidated financial statements referred to in paragraph 4a above and included in the Registration Statement, and found them to be in agreement.

D	Proved the arithmetic accuracy of the amounts, percentages, ratios or numbers based upon information included or derived from in the Company’s unaudited consolidated financial statements referred to in (C), giving effect to rounding where applicable.

E	Compared the amounts, descriptions of such amounts, percentages, ratios or numbers to the corresponding information in the Company’s general ledger and accounting records, and found them to be in agreement.

F	Compared the amounts, descriptions of such amounts, percentages, ratios or numbers to the corresponding information in schedules or reports prepared by the Company using information derived from the accounting records, and found them to be in agreement. Proved the arithmetic accuracy of the amounts, percentages, ratios or numbers in schedules or reports prepared by the Company using information derived from the accounting records. Amounts in such schedules and reports were compared to the accounting records of the Company and found to be in agreement.

G	Recomputed the amount by including the ADS ratio of one ADS to [•] ordinary shares.

H	Agreed to schedule(s) prepared by the Company and proved the arithmetic accuracy of the pro forma as adjusted outstanding numbers and amounts following the offering by adjusting the actual numbers and amounts outstanding at June 30, 2007 to reflect the sale of the ordinary shares and ADSs in the offering at, in the case of the Preliminary Prospectus, an assumed initial public offering price based on the mid point of the offering price range as set forth on the cover page of the Preliminary Prospectus, or in the case of the Final Prospectus, the initial public offering price as set forth on the cover page of the Final Prospectus.

I	Recomputed the pro forma net tangible book value per ordinary share after the offering, using pro forma net tangible book value, which is adjusted by the aggregate net proceeds of the offering after deducting underwriting discounts and commissions and other estimated expenses of the offering divided by outstanding shares calculated in 8H times the ADS ratio of one to [•].

J	Proved the arithmetic accuracy of the amounts, percentages, ratios or numbers based upon information included in the Registration Statement.

K	Recomputed the United States dollar amount as the quotient of the corresponding Renminbi amount using the exchange rates of RMB [•] to US$1.00.

L	Reviewed the unaudited condensed consolidated financial information set out in paragraph 4(b)(i) and paragraph 7 of this letter, included in “Our Summary Consolidated Financial and Operating Data” and “Selected Consolidated Financial Data”, “Management Discussion Analysis of Financial Condition and Results of Operations” and “Recent Developments”, as a whole, in accordance with SAS 100, Interim Financial Information

9. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of the expressing an opinion on such financial statements taken as a whole. For none of the period referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

10. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated above; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages discussed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Group in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours truly,

Deloitte Touche Tohmatsu CPA Ltd.

Beijing, The People’s Republic of China

ANNEX A

List of Subsidiaries

Annex-1